INDEMNITY AGREEMENT


               This Agreement is made as of ________________, 1997, by and between Gulf Island Fabrication, Inc., a Louisiana corporation (the "Corporation"), and _______________ ("Indemnitee").

               In consideration of Indemnitee's continued service after the date hereof, the Corporation and Indemnitee do hereby agree as follows:

               1. Agreement to Serve. Indemnitee agrees to serve as a [director/officer] of the Corporation for so long as he is elected or appointed or until such earlier time as he tenders his resignation in writing.

               2.   Definitions.  As used in this Agreement:

                    (a)  The  term  "Expenses"  shall  mean any expenses or
          costs (including, without limitation, attorney's fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement). If any of the foregoing amounts paid on behalf of Indemnitee are not deductible by Indemnitee for federal or state income tax purposes, the Corporation will reimburse Indemnitee for tax liability with respect thereto by paying to Indemnitee an amount which, after taking into account taxes on such amount, equals Indemnitee's incremental tax liability.

                    (b) The term "Claim" shall mean any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.

                    (c) The term "Determining Body" shall mean (i) those members of the Board of Directors who are not named as parties to the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least three Impartial Directors, or
          (ii) a committee of at least three directors appointed by the Board of Directors (regardless whether the members of the Board of Directors voting on such appointment are Impartial Directors) and composed of Impartial Directors or (iii) if there are fewer than three Impartial Directors or if the Board of Directors or a committee appointed thereby so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corpora-tion.

               3.   Limitation of Liability.

                    To the fullest extent permitted by Article VIII of the Articles of Incorporation of the Corporation in effect on the date hereof and, if and to the extent such Article VIII is amended to permit further limitations, in effect at any time prior to the determination of liability that would exist but for the provisions of this Agreement, Indemnitee shall not be liable for breach of his fiduciary duty as a director or officer.

               4.   Maintenance of Insurance and Self-Insurance.

                    (a) The Corporation represents that it presently main-tains in force and effect the following directors and officers liability insurance ("D&O Insurance") policies (the "Insurance Policies"):

                   Insurer          Policy No.          Coverage
                   -------          ----------          --------



          Subject only to the provisions of Section 4(b) hereof, the Corpo-ration hereby agrees that, so long as Indemnitee shall continue to serve as a [director or officer] (or shall continue at the request of the Corporation to serve in any capacity referred to in Section 5(a) hereof) and thereafter so long as Indemnitee shall be subject to any possible Claim, the Corporation shall use its best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that currently provided pursuant to the Insurance Policies, provided that the Corporation shall have no obligation to provide primary coverage in excess of $_____ million or excess coverage in excess of $_____ million.

                    (b) The Corporation shall not be required to purchase and maintain the Insurance Policies in effect if D&O Insurance is not reasonably available or if, in the reasonable business judg-ment of the then directors of the Corporation, either (i) the premium cost for such insurance is excessive in light of the amount of coverage or (ii) the coverage provided by such insur-ance is so limited by exclusions, retentions, deductibles or otherwise that there is insufficient benefit from such insurance.

                    (c) If the Corporation does not purchase and maintain in effect the Insurance Policies pursuant to the provisions of
          Section 4(b) hereof, the Corporation agrees to hold harmless and indemnify Indemnitee to the full extent of the coverage that would otherwise have been provided for the benefit of Indemnitee pursuant to the Insurance Policies.

               5.   Additional Indemnity.

                    (a) To the extent any Expenses incurred by Indemnitee are in excess of the amounts reimbursed or indemnified pursuant to the provisions of Section 4 hereof, the Corporation shall indemnify and hold harmless Indemnitee against any such Expenses actually and reasonably incurred, as they are incurred, in connection with any Claim against Indemnitee (whether as a subject of or party to, or a proposed or threatened subject of or party to, the Claim) or in which Indemnitee is involved solely as a witness or person required to give evidence, by reason of his position

                         (i)  as a director or officer of the Corporation

                         (ii) as a director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation or

                         (iii) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is or was held at the request of the Corporation, whether relating to service in such position before or after the effective date of this Agreement, if (i) the Indemnitee is successful in his defense of the Claim on the merits or otherwise or (ii) the Indemnitee has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct; provided that (a) the amount of Expenses for which the Corporation shall indemnify Indemnitee may be reduced by the Determining Body to such amount as it deems proper if it determines in good faith that the Claim involved the receipt of a personal benefit by Indemnitee and (b) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper; and provided further that, if the Claim involves Indemnitee by reason of his position with an entity or enterprise described in clause (ii) or (iii) of this Section 5(a) and if Indemnitee may be entitled to indemnification with respect to such Claim from such entity or enterprise, Indemnitee shall be entitled to indemnification hereunder only (x) if he has applied to such entity or enterprise for indemnification with respect to the Claim and (y) to the extent that indemnification to which he would be entitled hereunder but for this proviso exceeds the indemnification paid by such other entity or enterprise.

                    (b) For purposes of this Agreement, the Standard of Conduct is met when conduct by an Indemnitee with respect to which a Claim is asserted was conduct that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a Claim which is a criminal action or proceeding, conduct that the Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

                    (c) Promptly upon becoming aware of the existence of any Claim, Indemnitee shall notify the Chief Executive Officer of the existence of the Claim, who shall promptly advise the members of the Board of Directors and that establishing the Determining Body will be a matter presented at the next regularly scheduled meeting of the Board of Directors. After the Determining Body has been established the Chief Executive Officer shall inform Indemnitee thereof and Indemnitee shall immediately notify the Determining Body of all facts relevant to the Claim known to such Indemnitee. Within 60 days of the receipt of such notice and information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall report to Indemnitee of its determination whether Indemnitee has met the Standard of Conduct. The Determining Body may extend the period of time for determining whether the Standard of Conduct has been met, but in no event shall such period of time be extended beyond an additional sixty days.

                    (d) If, after determining that the Standard of Conduct has been met, the Determining Body obtains facts of which it was not aware at the time it made such determination, the Determining Body on its own motion, after notifying Indemnitee and providing him an opportunity to be heard, may, on the basis of such facts, revoke such determination, provided that, in the absence of actual fraud by Indemnitee, no such revocation may be made later than thirty days after final disposition of the Claim.

                    (e)  Indemnitee  shall  promptly inform the Determining
          Body upon his becoming aware of any relevant facts not theretofore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means.

                    (f) In the case of any Claim not involving a proposed, threatened or pending criminal proceeding,

                         (i) if Indemnitee has, in the good faith judgment of the Determining Body, met the Standard of Conduct, the
          Corporation may, in its sole discretion, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and Indemnitee each shall keep the other informed as to the progress of the defense of the Claim, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense with counsel of his choice; and provided further that Indemnitee shall in any event be entitled at his expense to employ counsel chosen by him to participate in the defense of the Claim; and

                         (ii) the  Corporation  shall  fairly  consider any
          proposals by Indemnitee for settlement of the Claim. If the Corporation proposes a settlement of the Claim and such settlement is acceptable to the person asserting the Claim or the Corporation believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms of such proposed settlement and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to make final the settlement. If Indemnitee does not agree with such terms, Indemnitee may proceed with the defense of the Claim in any manner he chooses, provided that if Indemnitee is not successful on the merits or otherwise, the Corporation's obligation to indemnify such Indemnitee as to any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by Indemnitee following his decision not to agree to such proposed settlement or (B) the amount that the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of Indemnitee's affairs, Indemnitee shall be permitted to refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense in accordance with the terms and conditions of this Agreement without regard to the limitations imposed by the immediately preceding sentence. In any event, the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in a settlement that the Corporation has not approved.

                    (g) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim and to make all decisions with respect thereto, with counsel of his choice; provided that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

                    (h) After notification to the Corporation of the ex-istence of a Claim, Indemnitee may from time to time request of the Chief Executive Officer or, if the Chief Executive Officer is a party to the Claim as to which indemnification is being sought, any officer who is not a party to the Claim and who is designated by the Chief Executive Officer (the "Disbursing Officer"), which designation shall be made promptly after receipt of the initial request, that the Corporation advance to Indemnitee the Expenses (other than fines, penalties, judgments or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. The Disbursing Officer shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay the funds) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances, provided that if the Disbursing Officer does not believe such amount to be reasonable, he shall advance the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

                    (i) After a determination that the Standard of Conduct has been met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Paragraph (h) shall continue to apply with respect to Expenses incurred after such time except that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee the amount of any fines, penalties or judgments against him which have become final for which the Corporation is obligated to indemnify him or any amount of indemnification ordered to be paid to him by a court.

                    (j) Any determination by the Corporation with respect to settlement of a Claim shall be made by the Determining Body.

                    (k) The Corporation and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all facts and determinations provided pursuant to or arising out of the operation of this Agreement and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

               6.   Enforcement.

                    (a) The rights provided by this Agreement shall be en-forceable by Indemnitee in any court of competent jurisdiction.

                    (b) If Indemnitee seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such proceeding if the indemnification amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

                    (c) In any judicial proceeding described in this Sec-tion 6, the Corporation shall bear the burden of proving that Indemnitee is not entitled to Expenses sought with respect to any Claim.

               7. Saving Clause. If any provision of this Agreement is determined by a court having jurisdiction over the matter to re-quire the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

               8.   Non-Exclusivity.

                    (a) The indemnification and payment of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, by-law, authorization of shareholders or directors, agreement or otherwise.

                    (b) It is the intent of the Corporation by this Agree-ment to indemnify and hold harmless Indemnitee to the fullest ex-tent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

               9.   Counterparts.   This  Agreement  may be executed in any
          number of counterparts, each of which shall constitute the origi-nal.

               10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

               11. Successors and Assigns. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

               12. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Corporation and Indemnitee. Notwithstand-ing any amendment or modification to or termination or cancella-tion of this Agreement or any portion hereof, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or can-cellation.

               13. Gender. All pronouns and variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities refer to may require.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.


                                        GULF ISLAND FABRICATION, INC.



                                        By:______________________________
                                        Name:
                                        Office:


                                        _________________________________
                                        Name: